Exhibit 99.1

Canopy Growth Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Canada cannabis revenue increased 4% in Q4 FY2025 year-over-year, led by 13% growth in Canada medical cannabis

Reduced total debt by $293 million or 49% during FY2025

Refined strategy, focus and organizational structure expected to accelerate growth in global medical cannabis and improve commercial execution in Canada adult-use cannabis

Additional cost reduction initiatives identified and initiated in Q4 FY2025 are expected to deliver at least $20 million in annualized savings over the next 12-18 months

SMITHS FALLS, ON, May 30, 2025 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (Nasdaq: CGC) today announced its financial results for the fourth quarter ended March 31, 2025 ("Q4 FY2025") and the fiscal year ended March 31, 2025 ("FY2025") and the filing of the Company’s Annual Report on Form 10-K for FY2025 (the "Form 10-K"), including the audited consolidated financial statements for FY2025 and the unqualified report thereon of the Company’s independent registered public accounting firm. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

"Since taking over as CEO in January, we took decisive actions to accelerate growth and profitability by unifying our medical cannabis businesses globally, aligning operations with commercial focus, increasing rigor on core fundamentals and streamlining our product portfolio. With renewed focus and our resources dedicated to the most promising opportunities, I'm confident that our leading brands and product innovation pipeline can deliver meaningful growth and long-term value for both consumers and shareholders."

Luc Mongeau, Chief Executive Officer

"We demonstrated marked year-over-year improvement in Adjusted EBITDA and cash flow in FY2025, while fortifying our balance sheet. We are committed to achieving positive Adjusted EBITDA in the near-term and positive Free Cash Flow over time as we accelerate growth across our global medical cannabis businesses, improve margins in Canada adult-use cannabis and further reduce costs in all areas of our businesses."

Judy Hong, Chief Financial Officer

Fourth Quarter Fiscal Year 2025 Financial Summary

(in thousands of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss from continuing operations	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$65,031	16%	19%	$(221,501)	$(9,248)	$(36,241)
vs. Q4 FY2024	(11%)	(500) bps	(200) bps	(134%)	39%	(60%)

Fiscal Year 2025 Financial Summary

(in thousands of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[4]	Net loss from continuing operations	Adjusted EBITDA	Free cash flow

Reported	$268,995	30%	30%	$(604,138)	$(23,504)	$(176,563)
vs. FY2024	(9%)	300 bps	300 bps	(25%)	60%	24%

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1 Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures, and for Q4 FY2025 exclude $2.0 million of restructuring costs recorded in cost of goods sold ("COGS") (Q4 FY2024 - excludes $(0.3) million of restructuring cost reversals recorded in COGS). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.
2 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss from continuing operations to adjusted EBITDA.
3 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities - continuing operations to free cash flow - continuing operations.
4 Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures, and for FY2025 exclude $2.0 million of restructuring costs recorded in COGS (FY2024 - excludes $(1.0) million of restructuring cost reversals recorded in COGS). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

Fourth Quarter and FY2025 Financial Highlights

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Net revenue in Q4 FY2025 decreased 11% compared to the fourth quarter ended March 31, 2024 (“Q4 FY2024”) primarily due to decreased international markets cannabis and Storz & Bickel net revenue, offset by higher Canadian cannabis net revenue. Net revenue in FY2025 decreased 9% compared to the fiscal year ended March 31,2024 ("FY2024"). Excluding net revenue from businesses divested in FY2024, net revenue in FY2025 decreased 1% compared to FY2024 primarily due to lower Canada cannabis sales offset by growth in Storz & Bickel and international markets cannabis net revenue.
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Consolidated Gross Margin decreased by 500 basis points ("bps") to 16% in Q4 FY2025 compared to Q4 FY2024. Adjusted Gross Margin, which excludes restructuring costs recorded in COGS, decreased by 200 basis points year-over-year to 19% in Q4 FY2025. Gross Margin increased by 300 bps to 30% in FY2025 compared to FY2024 primarily driven by ongoing cost reduction actions and shift mix to higher margin medical cannabis sales in Canada.
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Operating loss from continuing operations was $18MM in Q4 FY2025, representing an improvement of 83% compared to Q4 FY2024. The improvement in Q4 FY2025 was driven primarily by a reduction in operating expenses. Operating loss from continuing operations was $117MM in FY2025 compared to $229MM in FY2024 with the change due primarily to a reduction in operating expenses.
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Adjusted EBITDA loss of $9MM in Q4 FY2025, representing a 39% improvement year-over-year, driven primarily by the realized benefit of the Company's cost savings program. Adjusted EBITDA loss of $24MM in FY2025, representing a 60% improvement year-over-year, driven primarily by the realized benefit of the Company's cost savings program.
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Free Cash Flow was an outflow of $36MM in Q4 FY2025, an increase of 60% in outflow compared to Q4 FY2024, primarily driven by an increase in working capital outflow, partially offset by lower cash interest expenses. Free cash flow was an outflow of $177MM in FY2025, a 24% improvement compared to FY2024, primarily driven by lower interest payments.
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Total debt decreased to $304MM at March 31, 2025 compared to $597MM on March 31, 2024 primarily due to reduction in Company's senior secured term loan following a series of pre-payments.

Canada Cannabis Highlights

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Canada cannabis net revenue was $40MM in Q4 FY2025, representing an increase of 4% compared to Q4 FY2024 driven by an increase in Canada medical cannabis net revenue partially offset by a decline in Canada adult-use cannabis net revenue.
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Canada medical cannabis net revenue in Q4 FY2025 increased 13% compared to Q4 FY2024 driven primarily by an increase in the average size of medical cannabis orders placed by our Canadian customers.
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Canada adult-use cannabis net revenue in Q4 FY2025 declined 3% compared to Q4 FY2024 driven primarily by lower flower and pre-roll sales partially offset by growth in sales of infused pre-rolls.
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Claybourne infused pre-roll joints, launched in the quarter ended December 31, 2024, have ascended to #2 market share in the infused pre-roll category in Alberta, #3 in Ontario and #3 nationally5.

International Markets Cannabis Highlights

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International markets cannabis net revenue was $8MM in Q4 FY2025, representing a decrease of 35% over Q4 FY2024, primarily due to declines in Poland medical cannabis sales caused by regulatory changes that negatively impacted the overall medical cannabis market in Poland, declines in Australia medical cannabis sales and a transition of our U.S. CBD business to Canopy USA (as defined below), which was deconsolidated on April 30, 2024.
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Performance in the German medical cannabis market in Q4 FY2025 benefited from expansion of the product portfolio available to patients.
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International markets cannabis net revenue was $40MM in FY2025, representing a decrease of 4% over FY2024, with growth in medical cannabis net revenue in Germany and Poland offset by declines in Australia medical cannabis sales.

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5 Calculated using the Company's internal proprietary market analysis tool that applies sales data supplied by third-party providers and government agencies, last 13 weeks ended April 27, 2025.

Storz & Bickel Highlights

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Storz & Bickel delivered net revenue in Q4 FY2025 of $17MM, representing a 23% decrease compared to Q4 FY2024, driven by softer consumer demand for all devices and strong revenue generated in the first full quarter of Venty sales that occurred in Q4 FY2024.
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Storz & Bickel net revenue was $73MM in FY2025, representing an increase of 4% over FY2024, with growth driven by full year of Venty sales.
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Subsequent to the fiscal quarter end, Storz & Bickel introduced the VOLCANO CLASSIC 25 Years Edition to commemorate the 25th anniversary of the VOLCANO CLASSIC.

FY2026 Priorities and Outlook

Canopy Growth has implemented a number of initiatives aligned with its long-term strategy to improve profitability, sharpen commercial execution, and strengthen operational performance.

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Global Medical Platform Positioned for Sustainable Growth: To scale Canopy Growth’s leadership in high-growth medical cannabis markets, medical cannabis operations across Canada, Germany, Poland, and Australia have been integrated under a single global medical cannabis business unit. This structure is expected to support more consistent product availability, improved patient access, and better responsiveness to local market needs – with a continued focus on scaling European Union Good Manufacturing Practice ("EU-GMP") certified supply and maximizing distribution through established medical channels.
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Canada Adult-Use Tightened Focus to Improve Execution and Profitability: Canopy Growth is focused on achieving profitable scale in the Canada adult-use cannabis market by refocusing on the geographies and product formats with the greatest opportunity, including pre-rolls, vapes, and high-THC flower, in alignment with consumer preferences and profitable category growth. The enhanced focus is expected to further strengthen the Company’s competitive position in these priority segments with a reliable supply of high-potency products while streamlining the product portfolio.
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Global Operations Function Designed to Support Commercial Priorities: Canopy Growth has established a dedicated global operations function for cannabis, expanding its scope beyond Canada to serve its cannabis operations globally. This change is designed to enable smarter resource allocation, improved supply chain coordination, and tighter alignment between demand and product across key geographies.
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Storz & Bickel Focused on Margin Improvement and Innovation: Storz & Bickel remains a key component of our business. In the fiscal year ending March 31, 2026 (“FY2026”), Storz & Bickel expects to focus on efficiently navigating a challenging global macroeconomic backdrop, enhancing margins through production and procurement efficiencies, alongside an expected launch of a new device later this calendar year to broaden consumer access.
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Additional Cost Reduction Initiatives to Improve Profitability: A review of selling, general and administrative ("SG&A") expenses and COGS identified opportunities to further reduce expenses, with cost actions underway and expected annualized savings of at least $20 million over the next 12 to 18 months. The reductions in headcount, sales and marketing spending, professional fees and information technology expenses are expected to contribute to improvement in gross margin and adjusted EBITDA performance in FY2026.

In FY2026, Canopy Growth plans to continue to focus on accelerating growth in global medical cannabis, improving commercial execution and profitability in Canada’s adult-use cannabis market, maintaining global vaporizer leadership through Storz & Bickel, and advancing towards achieving positive Adjusted EBITDA – all within a disciplined, asset-right operating model and against a backdrop of continued macroeconomic uncertainty.

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Fourth Quarter and Fiscal 2025 Revenue Review6

(in millions of Canadian dollars, unaudited)	Q4 FY2025	Q4 FY2024	Vs. Q4 FY2024	FY2025	FY2024	Vs. FY2024
Canada cannabis
Canadian adult-use cannabis[7,9]	$20.4	$21.0	(3%)	$78.8	$92.8	(15%)
Canadian medical cannabis[8,10]	$20.0	$17.7	13%	$77.0	$66.4	16%
	$40.4	$38.7	4%	$155.8	$159.2	(2%)

International markets cannabis[11]	$7.5	$11.6	(35%)	$39.7	$41.3	(4%)
Storz & Bickel	$17.1	$22.2	(23%)	$73.4	$70.7	4%
This Works	$-	$-	0%	$-	$21.2	(100%)
Other[7,8]	$-	$0.3	(100%)	$-	$4.7	(100%)

Net revenue	$65.0	$72.8	(11%)	$268.9	$297.1	(9%)

The Q4 FY2025, Q4 FY2024, FY2025 and FY2024 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Canopy USA Update

From June 30, 2024 to March 31, 2025, the fair value of Canopy Growth's equity method investments in Canopy USA and certain entities over which Canopy USA exercises control, as well as the value of our investment in Acreage (as defined below) has declined significantly. This decline is primarily attributable to the underperformance of Acreage relative to projections.

As indicated in Acreage's last publicly available financial statements as of and for the three and nine months ended September 30, 2024 filed with the Securities and Exchange Commission (“SEC”) on November 14, 2024, Acreage's net revenue and gross profit for the nine months ended September 30, 2024 declined 27% and 57% year-over-year, respectively.

Acreage is currently in default under its credit agreement dated as of September 13, 2024. The lenders have agreed to forbear exercising any remedies with respect to such default until June 1, 2025 while the parties discuss potential solutions, including a potential debt extension.

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6 In Q4 FY2025, we are reporting our financial results for the following four reportable segments: (i) Canada cannabis; (ii) international markets cannabis; (iii) Storz & Bickel; and (iv) This Works. On December 18, 2023, the Company completed the sale of This Works and as of such date, the results of This Works are no longer included in the Company’s financial results.

7 A reclassification of $0.2M and $0.4M of ancillary cannabis revenues from Other to Canadian adult-use cannabis occurred for Q4 FY2024 and FY2024, respectively.

8 A reclassification of $1.4M and $5.0M of ancillary cannabis revenues from Other to Canadian medical cannabis occurred for Q4 FY2024 and FY2024, respectively.

9 For Q4 FY2025, amount is net of excise taxes of $10.7MM and other revenue adjustments of $0.7MM (Q4 FY2024 - $8.5MM and $1.0MM, respectively). For FY2025, amount is net of excise taxes of $36.4MM and other revenue adjustments of $4.2MM (FY2024 - $40.1MM and $3.5MM, respectively).

10 For Q4 FY2025, amount is net of excise taxes of $2.3MM (Q4 FY2024 - $1.8MM). For FY2025, amount is net of excise taxes of $8.5MM (FY2024 - $6.7MM)

11 For Q4 FY2025, amount reflects other revenue adjustments of $nil (Q4 FY2024 - $0.2MM). For FY2025, amount reflects other revenue adjustments of $0.1MM (FY2024 - $0.6MM).

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with Luc Mongeau, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on May 30, 2025.

Webcast Information

A live audio webcast will be available at:

https://onlinexperiences.com/Launch/QReg/ShowUUID=1235414F-AB39-4A0B-871E-B1885B487ACD.

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on August 28, 2025 at:

https://onlinexperiences.com/Launch/QReg/ShowUUID=1235414F-AB39-4A0B-871E-B1885B487ACD.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA is a useful measure for investors because it provides meaningful and useful financial information, as this measure demonstrates the operating performance of businesses. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition, divestiture, and other costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information as this measure demonstrates the operating performance of businesses. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Form 10-K filed with the SEC.

Free Cash Flow is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management believes that Free Cash Flow presents meaningful information regarding the amount of cash flow required to maintain and organically expand our business, and that the Free Cash Flow measure provides meaningful information regarding the Company’s liquidity requirements. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Form 10-K filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management believes that Adjusted Gross Margin and Adjusted Gross Margin Percentage present meaningful and useful financial information as these measures provide insights into the gross margin performance of the business. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The adjusted gross margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release and explained in the Form 10-K filed with the SEC.

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Contact:

Alex Thomas

Director, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands including Tweed, 7ACRES, DOJA, Deep Space, and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA. Canopy USA’s portfolio includes ownership of Acreage, a vertically integrated multi‑state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana (as defined below), a leading North American edibles brand, and majority ownership of Jetty (as defined below), a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to cannabis and hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture and any state equivalent regulatory agencies over cannabis and hemp (including CBD) products;
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expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
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our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
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the impacts of the Company’s strategy to accelerate entry into the U.S. cannabis market through the creation of Canopy USA, LLC (“Canopy USA”);

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expectations for Canopy USA to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;
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the timing and occurrence of the final tranche closing in connection with the acquisition of Lemurian, Inc. (“Jetty ”) pursuant to the exercise of the option to acquire Jetty;
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the issuance of additional common shares of the Company (each whole share, a “Canopy Share” or a “Share”) to satisfy any deferred and/or option exercise payments to the shareholders of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC (collectively, “Wana”) and Jetty and the issuance of additional non-voting and non-participating shares in the capital of Canopy USA issuable to Canopy Growth from Canopy USA in consideration thereof;
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the acquisition of additional Class A shares of Canopy USA in connection with the investment in Canopy USA by the Huneeus 2017 Irrevocable Trust (the “Trust”) in the aggregate amount of up to US$20 million, including any warrants of Canopy USA issued to the Trust in accordance with the share purchase agreement entered into by the Trust and Canopy USA;
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expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, equity investments and dispositions;
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the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
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our international activities, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale products in jurisdictions where such products are legal and that we currently operate in;
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the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
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our ability to continue as a going concern;
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our ability to maintain effective internal control over financial reporting;
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expectations regarding the use of proceeds of equity financings;
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the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
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our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
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the ongoing impact of developing provincial, state, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
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the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
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the future performance of our business and operations;
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our competitive advantages and business strategies;
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the competitive conditions of the industry;
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the expected growth in the number of customers using our products;
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expectations regarding revenues, expenses and anticipated cash needs;
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expectations regarding cash flow, liquidity and sources of funding;
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expectations regarding capital expenditures;
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the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
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expectations with respect to our growing, production and supply chain capacities;
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expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
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expectations with respect to future production costs;

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expectations with respect to future sales and distribution channels and networks;
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the expected methods to be used to distribute and sell our products;
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our future product offerings;
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the anticipated future gross margins of our operations;
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accounting standards and estimates;
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expectations regarding our distribution network;
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expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements;
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our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange; and
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expectations on price changes for products in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions , including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; our ability to continue as a going concern; risks that we may be required to write down intangible assets, including goodwill, due to impairment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); our ability to maintain an effective system of internal control; the diversion of management time on matters related to Canopy USA; the risks that the Trust’s future ownership interest in Canopy USA is not quantifiable, and the Trust may have significant ownership and influence over Canopy USA; the risks related to the financial statements of Acreage Holdings, Inc. (“Acreage”) expressing doubt about its ability to continue as a going concern; the risks in the event that Acreage cannot satisfy its debt obligations as they become due; risks related to finalization of the consideration payable by us for the acquisition by Canopy USA of the remaining interests in Jetty; volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to the overall macroeconomic environment, which may impact customer spending, our costs and our margins, including tariffs (and related retaliatory measures), the levels of inflation, interest rates and trade policy; risks relating to the evolving regulatory landscape in the United States; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis products in vaping devices; risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the

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timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis and hemp products; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risks related to our exchangeable shares (the “Exchangeable Shares”) having different rights from our common shares and there may never be a trading market for the Exchangeable Shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; and the factors discussed under the heading “Risk Factors” in the Form 10-K filed with the SEC. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

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Schedule 1

CANOPY GROWTH CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	March 31, 2025	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$113,811	$170,300
Short-term investments	17,656	33,161
Restricted short-term investments	6,410	7,310
Amounts receivable, net	52,780	51,847
Inventory	96,373	77,292
Assets of discontinued operations	-	8,038
Prepaid expenses and other assets	7,544	23,232
Total current assets	294,574	371,180
Other investments	179,977	437,629
Property, plant and equipment	293,523	320,103
Intangible assets	87,200	104,053
Goodwill	46,042	43,239
Other assets	16,385	24,126
Total assets	$917,701	$1,300,330

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,099	$28,673
Other accrued expenses and liabilities	38,613	54,039
Current portion of long-term debt	4,258	103,935
Other liabilities	25,434	48,068
Total current liabilities	94,404	234,715
Long-term debt	299,811	493,294
Other liabilities	36,273	71,814
Total liabilities	430,488	799,823
Commitments and contingencies
Canopy Growth Corporation shareholders' equity:
Share capital Common shares - $nil par value; Authorized - unlimited; Issued and outstanding - 183,865,295 shares and 91,115,501 shares, respectively. Exchangeable shares - $nil par value; Authorized - unlimited; Issued and outstanding - 26,261,474 shares and nil shares, respectively.	8,796,406	8,244,301
Additional paid-in capital	2,618,417	2,602,148
Accumulated other comprehensive loss	535	(16,051)
Deficit	(10,928,145)	(10,330,030)
Total Canopy Growth Corporation shareholders' equity	487,213	500,368
Noncontrolling interests	-	139
Total shareholders' equity	487,213	500,507
Total liabilities and shareholders' equity	$917,701	$1,300,330

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Schedule 2

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended March 31,		Years ended March 31,
	2025	2024	2025	2024
Revenue	$77,984	$83,153	$313,969	$343,934
Excise taxes	12,953	10,365	44,974	46,788
Net revenue	65,031	72,788	268,995	297,146
Cost of goods sold	54,487	57,320	189,484	216,264
Gross margin	10,544	15,468	79,511	80,882
Operating expenses
Selling, general and administrative expenses	38,452	54,619	169,626	229,429
Share-based compensation	(18,736)	4,053	(4,205)	14,180
Loss on asset impairment and restructuring	9,098	63,535	31,233	65,987
Total operating expenses	28,814	122,207	196,654	309,596
Operating loss from continuing operations	(18,270)	(106,739)	(117,143)	(228,714)
Other income (expense), net	(202,902)	10,629	(479,854)	(242,641)
Loss from continuing operations before income taxes	(221,172)	(96,110)	(596,997)	(471,355)
Income tax (expense) recovery	(329)	1,435	(7,141)	(12,327)
Net loss from continuing operations	(221,501)	(94,675)	(604,138)	(483,682)
Discontinued operations, net of income tax	713	2,338	6,023	(192,113)
Net loss from discontinued operations attributable to noncontrolling interests and redeemable noncontrolling interest	-	-	-	(18,526)
Net loss attributable to Canopy Growth Corporation	$(220,788)	$(92,337)	$(598,115)	$(657,269)

Basic and diluted loss per share
Continuing operations	$(1.43)	$(1.06)	$(5.62)	$(6.47)
Discontinued operations	-	0.03	0.06	(2.32)
Basic and diluted loss per share	$(1.43)	$(1.03)	$(5.56)	$(8.79)
Basic and diluted weighted average common shares outstanding	154,551,440	89,500,859	107,553,729	74,787,521

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Schedule 3

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)
	Years ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(598,115)	$(675,795)
Gain (loss) from discontinued operations, net of income tax	6,023	(192,113)
Net loss from continuing operations	(604,138)	(483,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	21,522	28,376
Amortization of intangible assets	21,596	24,800
Share-based compensation	(4,205)	14,180
Loss on asset impairment and restructuring	20,285	53,797
Income tax expense	7,141	12,327
Non-cash fair value adjustments and charges related to settlement of long-term debt	413,412	160,468
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(4,485)	(3,749)
Inventory	(17,715)	1,034
Prepaid expenses and other assets	5,719	(2,433)
Accounts payable and accrued liabilities	(15,484)	9,115
Other, including non-cash foreign currency	(9,398)	(42,654)
Net cash used in operating activities - continuing operations	(165,750)	(228,421)
Net cash used in operating activities - discontinued operations	-	(53,529)
Net cash used in operating activities	(165,750)	(281,950)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(10,813)	(3,449)
Purchases of intangible assets	(467)	(547)
Proceeds on sale of property, plant and equipment	4,932	154,052
Redemption of short-term investments	16,428	78,549
Net cash outflow on sale or deconsolidation of subsidiaries	(6,968)	(955)
Net cash inflow on loan receivable	30,308	-
Investment in other financial assets	(95,335)	(347)
Other investing activities	-	(7,705)
Net cash (used in) provided by investing activities - continuing operations	(61,915)	219,598
Net cash provided by investing activities - discontinued operations	14,127	21,992
Net cash (used in) provided by investing activities	(47,788)	241,590
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	385,391	81,063
Proceeds from exercise of stock options	112	-
Proceeds from exercise of warrants	8,454	-
Issuance of long-term debt and convertible debentures	68,255	-
Repayment of long-term debt	(289,031)	(509,779)
Other financing activities	(24,521)	(36,339)
Net cash provided by (used in) financing activities	148,660	(465,055)
Effect of exchange rate changes on cash and cash equivalents	8,389	(1,292)
Net decrease in cash and cash equivalents	(56,489)	(506,707)
Cash and cash equivalents, beginning of period[1]	170,300	677,007
Cash and cash equivalents, end of period[2]	$113,811	$170,300
[1] Includes cash of our discontinued operations of $nil and $9,314 for March 31, 2024 and 2023, respectively.
[2] Includes cash of our discontinued operations of $nil and $nil for March 31, 2025 and 2024, respectively.

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Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2025	2024
Net revenue	$65,031	$72,788

Gross margin, as reported	10,544	15,468
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,991	(297)
Adjusted gross margin[1]	$12,535	$15,171

Adjusted gross margin percentage[1]	19%	21%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2025	2024
Net revenue	$268,995	$297,146

Gross margin, as reported	79,511	80,882
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,991	(986)
Adjusted gross margin[1]	$81,502	$79,896

Adjusted gross margin percentage[1]	30%	27%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

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Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2025	2024
Net loss from continuing operations	$(221,501)	$(94,675)
Income tax expense (recovery)	329	(1,435)
Other (income) expense, net	202,902	(10,629)
Share-based compensation	(18,736)	4,053
Acquisition, divestiture, and other costs	5,202	13,062
Depreciation and amortization	11,467	11,295
Loss on asset impairment and restructuring	9,098	63,535
Restructuring costs recorded in cost of goods sold	1,991	(297)
Adjusted EBITDA[1]	$(9,248)	$(15,091)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2025	2024
Net loss from continuing operations	$(604,138)	$(483,682)
Income tax expense	7,141	12,327
Other (income) expense, net	479,854	242,641
Share-based compensation	(4,205)	14,180
Acquisition, divestiture, and other costs	21,502	37,435
Depreciation and amortization	43,118	53,176
Loss on asset impairment and restructuring	31,233	65,987
Restructuring costs recorded in cost of goods sold	1,991	(986)
Adjusted EBITDA[1]	$(23,504)	$(58,922)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

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Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2025	2024
Net cash used in operating activities - continuing operations	$(33,152)	$(22,460)
Purchases of and deposits on property, plant and equipment - continuing operations	(3,089)	(249)
Free cash flow[1] - continuing operations	$(36,241)	$(22,709)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2025	2024
Net cash used in operating activities - continuing operations	$(165,750)	$(228,421)
Purchases of and deposits on property, plant and equipment - continuing operations	(10,813)	(3,449)
Free cash flow[1] - continuing operations	$(176,563)	$(231,870)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

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Schedule 7

Segmented Gross Margin Reconciliation
	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2025	2024
Canada cannabis segment
Net revenue[1]	$40,377	$38,622
Gross margin, as reported[2]	2,292	300
Gross margin percentage, as reported	6%	1%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,991	-
Adjusted gross margin[3]	$4,283	$300
Adjusted gross margin percentage[3]	11%	1%

International markets cannabis segment
Revenue	$7,568	$11,646
Gross margin, as reported	1,928	6,318
Gross margin percentage, as reported	25%	54%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	(297)
Adjusted gross margin[3]	$1,928	$6,021
Adjusted gross margin percentage[3]	25%	52%

Storz & Bickel segment
Revenue	$17,086	$22,153
Gross margin, as reported	6,324	9,054
Gross margin percentage, as reported	37%	41%

Other
Revenue[1]	$-	$367
Gross margin, as reported[2]	-	(204)
Gross margin percentage, as reported	0%	(56%)
1 A reclassification of $1,540 of ancillary cannabis revenues from Other to Canada cannabis occurred for the year ended March 31, 2024.
2 A reclassification of $143 in gross margin from Other to Canada cannabis occurred for the year ended March 31, 2024.
[3] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

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	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2025	2024
Canada cannabis segment
Net revenue[1]	$155,860	$159,165
Gross margin, as reported[2]	36,517	25,640
Gross margin percentage, as reported	23%	16%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,991	(689)
Adjusted gross margin[3]	$38,508	$24,951
Adjusted gross margin percentage[3]	25%	16%

International markets cannabis segment
Revenue	$39,734	$41,312
Gross margin, as reported	15,225	16,682
Gross margin percentage, as reported	38%	40%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	(297)
Adjusted gross margin[3]	15,225	16,385
Adjusted gross margin percentage[3]	38%	40%

Storz & Bickel segment
Revenue	$73,401	$70,670
Gross margin, as reported	27,769	30,128
Gross margin percentage, as reported	38%	43%

This Works segment
Revenue	$-	$21,256
Gross margin, as reported	-	10,534
Gross margin percentage, as reported	0%	50%

Other
Revenue[1]	$-	$4,743
Gross margin, as reported[2]	-	(2,102)
Gross margin percentage, as reported	0%	(44%)
1 A reclassification of $5,449 of ancillary cannabis revenues from Other to Canada cannabis occurred for the year ended March 31, 2024.
2 A reclassification of $744 of ancillary cannabis gross margin from Other to Canada cannabis occurred for the year ended March 31, 2024.
[3] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

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